EXHIBIT 2






         [Press Release]                                      [AMF logo]



         8100 AMF Drive                Contact:  Stephen E. Hare
         Richmond, VA  23111                     Chief Financial Officer
                                                 (804) 730-4401



         FOR IMMEDIATE RELEASE
         APRIL 24, 1997



                         AMF Bowling Worldwide Completes
                    Acquisition of American Recreation Centers


         Richmond, Virginia, April 24, 1997 -- AMF Bowling Centers,

         Inc., a wholly-owned subsidiary of AMF Group Inc., announced that it has completed the acquisition of American Recreation

         Centers, Inc. of Rancho Cordova, California for approximately

         $70 million, including the repayment or assumption of certain debt and the purchase of related joint venture interests.

         American Recreation Centers, with 43 bowling centers located in six states, significantly increases AMF's market presence in

         California and further expands its current U.S. operations in the Midwest and Southwest.  As a result of this acquisition,

         AMF Bowling Centers now operates 401 bowling centers worldwide,

         including 317 in the U.S.






         AMF Bowling Worldwide, headquartered in Richmond, Virginia, is the largest owner and operator of bowling centers in the world. AMF is also one of the world's leading manufacturers and marketers of bowling products.